Exhibit 23.1

5400 W Cedar Ave Lakewood, CO 80226 Telephone: 303.953.1454 Fax: 303.945.7991

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated September 22, 2021, relating to the financial statements of Energy Cloud I Acquisition Corporation as of August 8, 2021, and for the period from inception to August 8, 2021, to all references to our firm included in this Registration Statement filed with the U.S. Securities and Exchange Commission on September 22, 2021.

/s/ B F Borgers CPA PC

Lakewood, Colorado

September 22, 2021